Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 10/31/2011

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  880

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  18
	    Class C	      $  99
	    Class Y	      $  538


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.23

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.08
    	    Class C	      $ 0.11
	    Class Y	      $ 0.26


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         2500

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B               167
	    Class C               787
	    Class Y		 7251


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 12.25

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 11.96
	    Class C           $ 11.99
	    Class Y	      $ 12.24



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  217

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  0
	    Class C	      $  0
            Class Y	      $  4

            (1) less than $500


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.04

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.00
    	    Class C	      $ 0.00
            Class Y	      $ 0.06


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         375

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B             18
	    Class C             29
            Class Y	      5591


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 8.02

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 7.74
	    Class C           $ 7.73
            Class Y	      $ 7.89